Exhibit 23.1

CONSENT OF GUMBINER SAVETT INC.,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Axesstel, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.

333-115168) and Form S-8 (File No. 333-127079) of our report dated March 21, 2008, relating to the consolidated financial statements of Axesstel, Inc., for the years ended December 31, 2007, 2006 and 2005 which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Gumbiner Savett Inc.
GUMBINER SAVETT INC.

Santa Monica, California

March 28, 2008